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                                                                   EXHIBIT 99.10
                           ASSIGNMENT AND ASSUMPTION
                           -------------------------

     ASSIGNMENT AND ASSUMPTION, dated as of September 26, 1996 between STARWOOD MEZZANINE INVESTORS, L.P., a Delaware limited partnership ("Assignor") and APMT Limited Partnership, a Delaware limited partnership ("Assignee"):

     For good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, and of the mutual covenants herein contained, the parties hereto hereby agree as follows:

     1. Assignor hereby grants, transfers and assigns to Assignee all of the right, title and interest of Assignor, as Certificateholder, in, to and under that certain Participation and Servicing Agreement for Commercial Mortgage Loans, Series 1988-10 through 14, dated as of March 1, 1988, by and between Shearson Lehman Commercial Paper Incorporated and Empire of America Federal Savings Bank, as subsequently assigned to Key Bank of New York (the "Company") as of January 8, 1992 and as amended as of February 15, 1995 (as so assigned and amended, the "Participation Agreement"), and that certain 100% "Pass-Through" Ownership Certificate No. 5, Series 1988-10 (the "Certificate") issued thereunder.

     2. Assignor warrants and represents to, and covenants with, the Assignee that:

          a. Assignor is the lawful owner of the Certificate with the full right to transfer the Certificate free from any and all claims and encumbrances whatsoever;

          b. Assignor has not received notice of, and has no knowledge of, any offsets, counterclaims or other defenses available to the Company with respect to the Participation Agreement or the Certificate;

          c. Assignor has not waived or agreed to any waiver under, or agreed to any amendment or other modification of, the Participation Agreement or the Certificate, including without limitation the transfer of the servicing obligations under the Participation Agreement. Assignor has no knowledge of, and has not received notice of, any waiver under or amendment or other modification of, or assignment of rights or obligations under, the Participation Agreement or the Certificate; and

          d. Neither Assignor nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Certificate, any interest in the Certificate or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Certificate, any interest in the Certificate or any other similar security from, or otherwise approached or negotiated with respect to the Certificate, any interest in the Certificate or any other similar security with, any Person (as defined in the Participation Agreement) in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action which would constitute a distribution of the Certificate under the Securities Act of 1933 (the "1933 Act") or which would render the
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disposition of the Certificate a violation of Section 5 of the 1933 Act or require registration pursuant thereto.

     3. Assignee warrants and represents to, and covenants with, the Assignor and the Company pursuant to Section 4.02 of the Participation Agreement that:

          a. Assignee agrees to be bound, as Certificateholder, by all of the terms, covenants and conditions of the Participation Agreement and the Certificate, and from and after the date hereof, Assignee assumes for the benefit of each of the Company and Assignor all of Assignor's obligations as a Certificateholder thereunder;

          b. Assignee understands that the Certificate has not been registered under the 1933 Act or the securities laws of any state;

          c. In exchange for the Certificate being contributed by Assignor to Assignee, Assignee will issue to Assignor, as of September 26, 1996, approximately a 91.95% limited partnership interest in Assignee;

          d. Assignee is acquiring the Certificate for investment for its own account only and not for any other Person;

          e. Assignee has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Certificate;

          f. Assignee has been furnished with all information regarding the Certificate that it has requested from Assignor or the Company; and

          g. Neither Assignee nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Certificate, any interest in the Certificate or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Certificate, any interest in the Certificate or any other similar security from, or otherwise approached or negotiated with respect to the Certificate, any interest in the Certificate or any other similar security with, any Person in any manner which would constitute a distribution of the Certificate under the 1933 Act or which would render the disposition of the Certificate a violation of
Section 5 of the 1933 Act or require registration pursuant thereto, nor will it act, nor has it authorized or will it authorize any Person to act, in such manner with respect to the Certificate.

     4. This Assignment and Assumption shall be governed by the laws of the State of Connecticut, without giving regard to conflict of laws principles thereof.
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     IN WITNESS WHEREOF, the parties have caused this Assignment and Assumption to be executed by their duly authorize officers as of the date first above written.

ASSIGNOR:                                ASSIGNEE:

STARWOOD MEZZANINE INVESTORS             APMT Limited Partnership,
L.P., a Delaware limited partnership     a Delaware Limited Partnership


By:    Starwood Capital Group, L.P.,     By: Angeles Participating Mortgage
a Delaware limited partnership               Trust its general partner
       By: BSS Capital Partners, L.P.,
           Delaware limited partnership,     By:
           its general partner                  --------------------------------
                                                      Ronald Consiglio, Chairman


       By: Sternlicht Holdings II, Inc.,
       a Delaware corporation, its
       general partner

       By:
          ------------------------------
       Name:   Madison F. Grose
            ----------------------------
       Title: Executive Vice President
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